For Immediate Release

Advanced ID Acquires 20% Interest in Brazilian RFID Company

Calgary, AB, July 29, 2008 -- Advanced ID Corporation (OTCBB: AIDO), a leading developer of radio frequency identification (?RFID?) technology for livestock tracking, pet recovery and supply chain applications focusing on the tire management industry, today announced that its has partnered with its largest distributor in Brazil to establish Advanced ID, Brazil, Ltd. (?AIDO BR?). As part of Advanced ID?s expansion into Brazil, it has acquired a 20% interest in AIDO BR.

Brazil has become the center of a booming South American economy and is one of the fastest growing markets in the world for RFID as the technology continues to revolutionize the supply chain industry.
Demand for Advanced ID?s products and solutions are increasing dramatically in tire management, pharmaceutical, document control and other asset management and asset tracking applications.

?It is clear that both Advanced ID and its important customers will benefit from a local presence in Brazil with in-country management and a focused mission to bring our proprietary RFID solutions to market,? said Dan Finch, President of Advanced ID. ?We have already begun supporting AIDO BR with the provision of critical system integration capabilities, customer service, local product stocking, software solutions and our leading suite of RFID tire products.

?With Latin America being one of the largest global tire markets and because every major tire manufacturer is involved in Brazil, it is important to our global growth strategy that we maintain direct sales and service links in the country. We are establishing relationships around the world to prepare for more effective global marketing initiatives. The establishment of AIDO BR enables us to improve our global presence with sales and service centers located in Brazil as well as China, England, Malaysia, Portugal, Thailand, and the United States. In the near future, we intend to commence similar operations in all other tire manufacturing centers around the world.?

According to Fabio Pinto, the managing executive of AIDO BR, ?We are excited to strengthen our capabilities for the penetration of the RFID market in Brazil and other fast growing regional markets through the establishment of AIDO BR. In cooperation with Advanced ID, we are providing products and local support for the tire management, pharmaceutical, supply chain and vehicle tracking industries. Advanced ID has maintained a presence in Brazil with its livestock products representing the first UHF RFID tags used in the country. Given our experience in RFID and with Advanced ID?s impressive technology, we believe AIDO BR is the best conduit to further influence the market as we are seeing an increasing demand for RFID solutions.?

About Advanced ID Corporation: Advanced ID Corporation (OTCBB: AIDO) is a complete solutions provider in the RFID market with a focus on the tire management industry. The company is also a major factor in the tire inspection business through its UK based Pneu-Logic subsidiary. The Company is active in the pet recovery business through its AVID Canada subsidiary in Calgary, Alberta, and has developed a UHF RFID reader product line through its Advanced ID Asia Engineering technical support and business development partner in Chiang Mai, Thailand.

Safe Harbor Statement: Statements in this press release other than statements of historical fact, including statements regarding the company?s plans, beliefs and estimate as to projections are ?forward-looking statements?. Such statements are subject to certain risks and uncertainties, including factors listed from time to time in the company?s SEC filings, and actual results could differ materially from expected results. These forward-looking statements represent the company?s judgment as of the date of this release. Advanced ID Corporation does not undertake to update, revise or correct any forward-looking statements.

For further information visit Advanced ID Corporation at www.advancedidcorp.com

Contact: Dan Finch, President, Advanced ID, at 214-755-0932 or danf@advancedidcorp.com

Investor Contact for Advanced ID: Jordan Darrow, Darrow Associates, at 631-367-1866 or jdarrow@darrowir.com

Advanced ID Applauds U.S. NHTSA?s Consumer Advisory on Tire Safety Tracking Tires with RFID Technology Seen as Optimal Safety Solution Calgary, AB -- June 10, 2008 -- Advanced ID Corporation (OTCBB: AIDO), a leading developer of radio frequency identification (RFID) technology for livestock tracking, pet recovery and supply chain applications, with a focus on tire management, applauds the National Highway Traffic Safety Administration?s (NHTSA) recent Consumer Advisory on the dangers of aged tires. On June 2, NHTSA kicked off the summer driving season with a warning to motorists to check their tires -- including the spare ? for signs of wear, under-inflation and age. The season?s heat, especially in hot climates, can take its toll on worn, old or improperly inflated tires leading to tread separations, crashes and rollovers, the advisory said.

?We believe that NHTSA?s consumer advisory on tire safety is going to have a significant affect on the rubber manufacturers ? this is the first time the U.S. government has taken a public position on the issue,? said Dan Finch, President and CEO of Advanced ID. ?We have been actively supporting tire safety by consulting with and encouraging the tire industry to adopt the RFID as a solution to identifying, tracking and measuring tires from manufacture to scrap. Our global partners around the world are poised to begin implementation of tire tags for its many benefits, including the means to identify tires in case of failure. All the tire tag tests being conducted in numerous markets around the world ? from Asia to Europe to Latin America -- have been concluded or are near conclusion and, hopefully, the U.S. will follow suit quickly before failures result in loss of life.?

NHTSA?s advisory on the effect of age on tires ? even if they have never been used ? follows warnings by automakers and some tire manufacturers against using older tires. Tires age through oxidation ? air passing through the tire, breaking down the bonds between the rubber and steel components and rendering the rubber more brittle and prone to cracks. W hile the consumer advisory did not define any tire age limit, research shows that tires six years or older have a much higher likelihood of failure.

As the aged tires message takes hold, tire retailers, service providers and manufacturers will have to raise their standards and pursue solutions to track and record tire age, condition, performance and manufacturer recalls. A recent investigation into the dangers of aged tires by the ABC news magazine program, 20/20, showed how easy it was to buy ?new? tires at a major retailer that had actually been constructed a decade ago. The report also underscored the inefficiencies and difficulties in managing the nation?s tire inventory without RFID technology.

RFID is an automated technology that uses radio-frequency waves to transfer data between a reader and a movable item. Currently, RFID tags are used to identify, categorize and track inventory as it moves along the supply chain. RFID tags, either active or passive, use high-frequency radio waves that are read by a hand-held reader. Embedded in a tire or affixed to the sidewall, an RFID tag is a powerful tire tracking tool, already used by the commercial trucking industry and NASCAR.

The tire tag solution from Advanced ID is based on proprietary RFID tag readers developed by the company and RFID tag technology obtained through a third party license for a 915 MHz tire tag for the transportation industry. Advanced ID provides both the tire tag that is embedded in the tire during the curing (manufacturing) process and also the tire patch, which is cold-vulcanized on the tire after manufacture or for replacement tires already in the field. Both applications provide a life-of-tire, unique ID for the tire which can be used for inventory purposes, tire maintenance with the Company?s Pneu-Logic tire inspection tools division, theft prevention, and as a resource in tire recall situations.

Advanced ID has developed the most advanced RFID UHF tire tags and accompanying reader platform, which is gaining acceptance and implementation among tire manufacturers, industry supply chain constituents and safety advocates. The company offers a state-of-the-art RFID solution to track and identify tires. This is of vital importance to tire owners and fleet managers as tracking of tires enables the documentation of the entire aging and life of the tire ? from point of origin through retreading and service repairs.

For more information on proper tire care, consumers may visit www.safecar.gov. The entire Consumer Advisory on tire safety is available online at www.nhtsa.dot.gov.

About Advanced ID Corporation: Advanced ID Corporation (OTCBB: AIDO) is a complete solutions provider in the RFID market with a focus on the tire management industry. The company is also a major factor in the tire inspection business through its UK based Pneu-Logic subsidiary. The Company is active in the pet recovery business through its AVID Canada subsidiary in Calgary, Alberta, and has developed a UHF RFID reader product line through its Advanced ID Asia Engineering technical support and business development partner in Chiang Mai, Thailand.

Safe Harbor Statement: Statements in this press release other than statements of historical fact, including statements regarding the company?s plans, beliefs and estimate as to projections are ?forward-looking statements?. Such statements are subject to certain risks and uncertainties, including factors listed from time to time in the company?s SEC filings, and actual results could differ materially from expected results. These forward-looking statements represent the company?s judgment as of the date of this release. Advanced ID Corporation does not undertake to update, revise or correct any forward-looking statements.

For further information visit Advanced ID Corporation at www.advancedidcorp.com

Contact:
Advanced ID
Dan Finch, 214-755-0932
President
danf@advancedidcorp.com
or
Investors:
Darrow Associates
Jordan Darrow, 631-367-1866
jdarrow@darrowir.com

As we enter the New Year, I would like to take this opportunity to summarize the goals we have established for 2009.

You are all well aware of the challenges we faced in 2008 with the systemic breakdown of the capital markets worldwide. More specific to Advanced ID, we experienced the meltdown of the auto industry which has greatly impacted the tire industry. Estimates of decreased global tire production are upwards of 40%. We are working to meet these challenges, and in order to deal with the crisis at hand, our Board has approved the following:

We are restructuring our UK and China operations. This has been done due to the overwhelming legal, accounting and compliance costs involving the management of our foreign operations. We are no longer pursing the acquisition of DDCT and we are presently in preliminary negotiations for cross licenses and exclusivity to benefit both parties. We believe we can achieve a comparable economic benefit to completing such a transaction through exclusive licenses.

We have implemented a company wide cost reduction program which will result in significant reductions in expenses in 2009. Included in that program is a new plan that has all of our sales managers and sales organizations compensation plans more closely aligned with sales results. Our revised salary and commission structure will result in a reduction of overhead and increased revenue. In view of the adverse economic conditions impacting both shareholders and the company, Company Board members have relinquished stock they received for services in 2008.

Hubert Meier, our Asia based Director, has resigned effective February 1, for personal reasons. Hubert has agreed to continue as a consultant to Advanced ID.

Looking ahead, we believe our two core businesses, pet recovery and tire management for fleet owners, operate in markets that are relatively recession-resistant. We see strong opportunities to increase market share both internally and through the introduction of new products in coming months. For example, in our pet recovery business, we have shipped 10,000 companion animal microchips this week to Beijing and we have received our first order for readers and tags from Peru.

As part of our restructuring, we are increasing our global sales and support capabilities by allowing Advanced ID, Brazil to focus its efforts throughout South America. In 2009, we will have critical local customer support in this very important market.

The results of our restructuring efforts will become evident in coming quarters in the form of stronger cash flow results. In spite of the uncertain economic environment, we remain cautiously optimistic.

Accordingly, we are taking a number of other measures in order to conserve resources, including some in the area of employee compensation. We will continue to look for other areas in the Company?s operations where costs can be reduced, without impairing the core strengths of the Company.

We realize that all shareholders are concerned with the share price. The Board believes that increased revenue will be the best way to strengthen shareholder equity.

In summary, I believe we are well positioned to meet the challenges presented in 2009. I thank you for your continued support, and I look forward to frequent communications with you over the coming year.

Sincerely,

Seymour Kazimirski, Chairman
Advanced ID Corporation

About Advanced ID Corporation: Advanced ID Corporation is a complete solutions provider in the RFID market with a focus on the tire management industry. The company is also a major factor in the tire inspection business through its UK based Pneu-Logic subsidiary. The Company is active in the pet recovery business through its AVID Canada subsidiary in Calgary, Alberta, and has developed a UHF RFID reader product line through its Advanced ID Asia Engineering technical support and business development partner in Chiang Mai, Thailand.

Safe Harbor Statement: Statements in this press release other than statements of historical fact, including statements regarding the Company?s plans, beliefs and estimate as to projections are ?forward0looking statements. Such statements are subject to certain risks and uncertainties, including factors listed from time to time in the Company?s SEC filings, and actual results could differ materially from expected results. These forward-looking statements represent the Company?s judgment as of the date of this release. Advanced ID Corporation does not undertake to update, revise or correct any forward-looking statements.

For further information visit Advanced ID Corporation at www.advancedidcorp.com